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                                                                    EXHIBIT 5.1

                 LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH


                                 April 7, 2000



Qualstar Corporation
6709 Independence Avenue
Canoga Park, California 91303

Re:  Registration Statement on Form S-1 -- Registration No. 33-96009


Ladies and Gentlemen:

     At your request, we have examined Registration Statement on Form S-1, Registration No. 33-96009, filed by Qualstar Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission on February 2, 2000 (as amended by Amendment No. 1 and Amendment No. 2 thereto and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,737,500 shares of Common Stock of the Company, no par value (the "Common Stock"). The Common Stock includes 3,487,500 shares to be sold by the Company, of which 487,500 shares will be subject to an over-allotment option to be granted to the underwriters by the Company, and 250,000 shares of Common Stock to be sold by selling stockholders. The shares of Common Stock are to be sold to the underwriters as described in the Registration Statement for sale to the public.

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

     Based on the foregoing, it is our opinion that the 3,737,500 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                 Very truly yours,



                                 STRADLING, YOCCA, CARLSON & RAUTH